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                                                              EXHIBIT 23.9

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-4 of our report dated March 11, 1994, related to the consolidated statements of operations, stockholders' equity and cash flows for the three months ended December 31, 1993 and the consolidated statements of operations and cash flows for the nine months ended September 30, 1993 of Coldwell Banker Corporation and subsidiaries (formerly Coldwell Banker Residential Holding Company and subsidiaries) included in the HFS Incorporated Current Report on Form 8-K, as amended, dated May 8, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                  /s/ Deloitte & Touche LLP

                                                  DELOITTE & TOUCHE LLP

Costa Mesa, California
August 26, 1997